Exhibit 99.1


                                                FOR  ADDITIONAL INFORMATION:
                                                Stan Lampe
                                                (606) 815-4061

                                                FOR IMMEDIATE RELEASE
                                                October 12, 1999

Ashland Inc. to complete Superfos
tender offer


Covington, Ky. -- Ashland Inc. (NYSE:ASH) informed the Copenhagen Stock Exchange today that shareholders representing more than 90% of the share capital of Superfos have accepted Ashland's Sept. 27 offer, and that Ashland will implement the tender offer.
         "The accepting shareholders will receive payment on Tuesday, Oct. 19, 1999," said James R. Boyd, Ashland Inc. senior vice president.
          Ashland Inc. (NYSE:ASH) is a diversified company with wholly owned operations in distribution, specialty chemicals, motor oil and car care products, and highway construction. Ashland Distribution Company is the largest distributor of chemicals, plastics and fiber reinforcements in North America, a leading distributor of fine ingredients in North America, and a leading Pan-European distributor of plastics. Ashland Specialty Chemical Company is a leading, worldwide supplier of specialty chemicals. Valvoline's major consumer brands include Valvoline(R) motor oils, Eagle One(R) appearance products, Zerex(R) antifreeze, Pyroil(R) Performance Products and Valvoline SynPower(R) automotive chemicals. APAC is the nation's largest highway contractor with operations in 14 southern and midwestern states. Ashland also has a 38-percent equity interest in Marathon Ashland Petroleum LLC and a 58-percent equity interest in Arch
Coal,     Inc.     (NYSE:ACI).     Ashland's     Internet     address    is
http://www.ashland.com.


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